                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT
                             --------------------


     This Employment Agreement (this "Agreement") is entered into as of April 1, 1997, by and between ChatCom, Inc., a California corporation (the "Company"), and James B. Mariner ("Mariner").

     1.   Employment.
          ----------

          1.1  Employment as President and Chief Executive Officer.  The Company
               ---------------------------------------------------
agrees to employ Mariner, and Mariner agrees to be employed by the Company, as the Company's President and Chief Executive Officer for the period beginning on April 1, 1997 and ending on the termination date as described in Section 3 (the "Employment Period").

          1.2  Duties as Employee.  Mariner agrees to serve the Company as
               ------------------
President and Chief Executive Officer during the Employment Period. Mariner's duties shall be those customary for a President and Chief Executive Officer of a company similar to the Company and such other duties as are specified by the Company's Board of Directors (the "Board"), and he shall report to the Board. Mariner shall also serve as a member of the Board of the Company, and the Company agrees to include Mariner as a nominee for director in its slate of candidates in all proxy materials for shareholder meetings to be held during the Employment Period. During the Employment Period, the Company shall employ or engage no one other than Mariner with his title or functions under this Agreement. During the Employment Period, all officers, employees and consultants of the Company shall report to, and only to, Mariner (directly or through such channels as Mariner shall designate). During the Employment Period, Mariner shall have the full, exclusive and final power and authority to supervise and determine the business, affairs, and operations of the Company, subject only to the ultimate direction of the Board. Without limiting the generality of the immediately preceding sentence, Mariner shall have the full, exclusive and final power and authority, subject only to the ultimate direction of the Board, to initiate any and all action with respect to the Company and supervise or determine all administrative and operational function of the Company with respect to all of its assets and business, including, without limitation, to hire, replace and terminate any and all personnel; to supervise the operation and management of all business facilities, including real and personal property; to acquire and dispose of personal property (wherever acquired); to produce assets and exploit, license, lease and otherwise turn the Company's assets to account, or to refrain therefrom.

     Mariner's service shall be primarily performed in the greater metropolitan area of Los Angeles, California. During his employment, Mariner shall devote such time and effort as may be necessary to adequately perform his duties under this Agreement. Mariner shall be entitled to manage and direct his own personal investments and business affairs, to participate in such charitable and public interest activities as he may deem appropriate, and to serve on other boards (with the reasonable approval of the Board), all and to the extent that such activities do not conflict with his obligations to the Company as the full-time President and Chief Executive Officer of the Company.

     This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company, or by any merger after which the Company is not the surviving or resulting entity, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or transfer of assets, or any similar corporate reorganization, whatever may be its form, the provisions of this Agreement shall be binding on and inure to the benefit of, and the obligations of the Company shall be assumed by, the surviving business entity or the business entity to which such assets have been transferred.

          1.3 Salary and Benefits.
              -------------------

          (a) Salary and Bonus.  During the Employment Period, the Company shall
              ----------------
pay Mariner a salary at the annual rate of $165,000 per year (which rate shall increase retroactively to April 1, 1997 to $185,000 per year immediately following the completion by the Company of a financing for at least $2,000,000), payable bi-monthly and subject to such payroll deductions as may be necessary or customary in respect of the Company's salaried employees in general. For the Employment Period, the Company shall pay Mariner a cash bonus of up to $65,000, provided that the Company achieves net income of at least $500,000 and at least $18,000,000 in revenues for the fiscal year ended March 31, 1998. (A portion of the foregoing $65,000 bonus will be fixed by the Board and will be payable to Mariner in the event the goals of achieving $2,000,000 in net income and $25,000,000 in revenues for such fiscal year are only partially satisfied, with such portion (i) to be based on the relationship of the actual operating results achieved to the minimum and goal amounts for net income and revenues set forth in this Section 1.3(a) and (ii) to reflect achievement of the goal of raising equity capital sufficient to support the growth in revenues to the foregoing minimum or goal amount levels.)

          (b) Incentive, Savings and Retirement Plans.  Mariner shall be
              ---------------------------------------
entitled to participate at the discretion of the Board in all annual bonus, incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company.

          (c) Welfare Benefit Plans.  Mariner shall be eligible for
              ---------------------
participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other senior executives of the Company.

          (d) Vacations.  Mariner shall be entitled to paid four weeks vacation
              ---------
and sick leave and holidays in accordance with the Company's policies for other senior executives of the Company.

                                      2.

          (e) Fringe Benefits.  Mariner shall be entitled to fringe benefits in
              ---------------
accordance with the plans, practices, programs and policies as in effect generally with respect to other senior executives of the Company, including medical insurance and fully paid annual physical exams, the use of the Company's GMC Suburban or another vehicle of equivalent value or cost, auto insurance, fuel oil and maintenance.

          (f) Life Insurance.  During the Employment Period, the Company, at its
              --------------
expense, shall provide Mariner with a two-year term life insurance policy in the amount of $1 million, with the beneficiary for such policy to be named by Mariner, provided that the annual premium cost to the Company shall not exceed $5,000 and with Mariner having the option to pay premiums in excess of $5,000 per year.

     2.   Additional Compensation.
          -----------------------

          2.1  Vesting of Options for Fiscal Year Ended March 31, 1997.  The
               -------------------------------------------------------
Company and Mariner hereby confirm and agree that, notwithstanding anything in the provisions of the letter agreement, dated March 5, 1996, between the Company and Mariner (the "Prior Agreement") to the contrary, all of the options to purchase a total of 120,000 shares of the Company's Common Stock previously granted to Mariner that were available for potential vesting with respect to the fiscal year ended March 31, 1997 shall be deemed to be vested as of March 31, 1997, despite the Company's failure to meet the EBIT and revenue targets for that vesting described in the Prior Agreement.

          2.2  Vesting of Options for Fiscal Years Ended March 31, 1998 and
               ------------------------------------------------------------
March 31, 1999.  Provided that Mariner continues to be employed as the Company's
--------------
President and CEO through the applicable vesting dates or as otherwise specifically provided in Section 3.3, the remaining options to purchase a total of 240,000 shares of the Company's common stock granted to Mariner pursuant to the Prior Agreement shall vest on March 31, 2000 as to 120,000 shares and March 31, 2001 as to the remaining 120,000 shares and be exercisable through March 4, 2003, except that such vesting will be accelerated during the Employment Period, as follows:

          (a) Options for Fiscal Year Ended March 31, 1998.  Options to purchase
              --------------------------------------------
120,000 shares of the Company's common stock shall vest as of March 31, 1998, provided that the Company achieves for the fiscal year ended March 31, 1998 both net income of at least $2,000,000 and at least $25,000,000 in revenues. (A portion of the foregoing options to purchase 120,000 shares will be fixed by the Board and will vest in the event the foregoing financial tests are only partially satisfied, provided that the Company generates at least $500,000 in net income and $18,000,000 in revenues, and with such portion (i) to be based on the relationship of the actual operating results achieved to the minimum and goal amounts for net income and revenues set forth in this Section 2.2(a) and
(ii) to reflect

                                      3.

achievement of the goal of raising equity capital sufficient to support the growth in revenues to the foregoing minimum or goal amount levels.)

          (b) Options for Fiscal Year Ended March 31, 1999.  The performance
              --------------------------------------------
standards for the vesting of the remaining options to purchase 120,000 shares of the Company's common stock for the fiscal year ended March 31, 1999 shall be agreed to by the Company and Mariner prior to the commencement of that fiscal year.

          (c) Options for Fiscal Years Ended after March 31, 1999.  The
              ---------------------------------------------------
performance standards for the vesting of any options that may be granted after the date of this Agreement with respect to fiscal years ended after March 31, 1999 shall be agreed to by the Company and Mariner prior to the commencement of such respective fiscal years.

          (d) Cancellation of Unvested Options.  Except as provided below,
              --------------------------------
options not vested pursuant to Section 2.2(a), 2.2(b) or 2.2(c) hereof shall be cancelled following a determination by the Board that the tests for vesting have not been satisfied.

     3.   Termination.  The term of Mariner's employment under this Agreement
          -----------
may terminate as hereinafter provided, in which case (i) Mariner shall be entitled to the amounts set forth in Section 3.3 hereof and (ii) Mariner shall remain subject to the provisions of Sections 4, 5 and 6 hereof to the extent applicable. Either party may terminate this Agreement at any time on at least one year's written notice, provided that such notice may not be delivered by the Company prior to April 1, 1998. Upon his termination as the Company's President and Chief Executive Officer, Mariner shall promptly resign as a member of the Board, if so requested by the Company.

          3.1  Death or Disability.  If Mariner dies or becomes disabled during
               -------------------
the Employment Period, Mariner's employment under this Agreement shall automatically terminate upon death or after four and one-half consecutive months of disability, as the case may be. "Disability" shall mean any physical or mental illness that renders Mariner unable to perform his agreed-upon services under this Agreement for any four and one-half consecutive months. Such disability shall be determined by a licensed physician not affiliated with the parties to this Agreement. In the event of Mariner's death, the amounts due him pursuant to this Agreement through the date of his death shall be paid to whomever he has previously designated or, in the event no such designation is made, to his estate, or to the beneficiaries of his estate.

          3.2  Good Cause.  Mariner's employment under this Agreement may be
               ----------
terminated upon written notice by the Company for "good cause," as determined in good faith by the Board. The term "good cause" is defined as (a) Mariner's continuing repeated willful failure or refusal to perform his duties as required by this Agreement; (b) gross negligence, material violation by Mariner of any duty of loyalty to the Company or any other material misconduct on the part of Mariner; (c) Mariner's conviction by, or entry of a plea of guilty or

                                      4.

nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or a felony punishable by imprisonment in the jurisdiction involved; or (d) Mariner's commission of an act of fraud, whether prior to or subsequent to the date hereof, upon the Company, as determined in good faith by the Board. Mariner shall be given at least 30 days to fully correct any event under (a) or (b) of the preceding sentence and to indemnify the Company for any damage caused to it by such event.

          3.3  Payments Upon Termination.  Upon the completion of the Employment
               -------------------------
Period, Mariner shall not receive any further salary, bonus or severance payments, but shall be entitled to receive the salary and bonus payments set forth in Section 1.3(a) for the Employment Period. Options held by Mariner that have vested as of the date of the completion of the Employment Period or that otherwise vest pursuant to this Section 3.3 shall be exercisable for a period of time following the Employment Period equal to the sum of (a) two years plus (b) the period of time that Mariner has served as the Company's Chief Executive Officer, but with such exercise period to not exceed five years or the original expiration date of such options. As described in this Section 3.3, all other unvested options shall be cancelled as of the date of completion of the Employment Period or, where appropriate, as of the end of the applicable fiscal year determination that the relevant performance standards have not been met.

          (a) Death or Disability.  In the event of Mariner's termination as set
              -------------------
forth in Section 3.1 hereof, he shall receive his salary through the date of such termination. Any bonus that would have been payable for the fiscal year in which termination occurs pursuant to Section 3.1 and any options granted pursuant to Section 2.2 that would otherwise have vested (in whole or in part) at the end of the fiscal year in which such death or disability occurs will be payable and vest (in whole or in part) upon a determination by the Board as of the end of that fiscal year that the performance standards for such partial or complete payment and vesting have been met; provided, however, that the foregoing bonus shall be payable pro rata (based on the number of months that Mariner serves as Chief Executive Officer during the fiscal year in which his termination occurs). In no event shall Mariner be entitled to receive any other additional salary, bonus, options or compensation of any other kind hereunder.

          (b) Good Cause.  In the event of Mariner's termination as set forth in
              ----------
Section 3.2 hereof, he shall receive his salary through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the terms of the Company's Stock Option Plan, as modified by
Section 3.3. Options not vested at such termination date shall be immediately cancelled. In no event shall Mariner be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

          (c) Termination Without Cause.  In the event the Company terminates
              -------------------------
the Employment Period without cause effective as of the end of a fiscal year (the "Final Fiscal Year Served"), (a) Mariner shall be entitled to receive his salary for the Final Fiscal Year

                                      5.

Served, and (b) provided that the performance standards for the year preceding the Final Fiscal Year served were achieved, Mariner shall be entitled to receive all of his bonus for the Final Fiscal Year served and all of the options granted pursuant to Section 2.2 that would have vested with respect to that fiscal year shall be deemed to have vested whether or not the performance standards for the Final Fiscal Year Served were met. In the event the Company terminates the Employment Period by delivering the one-year termination notice on a date that falls after the end of a fiscal year, (a) the options and bonus for the period from the end of such fiscal year to the date of delivery of the notice shall be earned and vested (pro rata based on the number of months that Mariner serves as Chief Executive Officer from the end of such fiscal year to the date of delivery of the notice) but only in the event and to the extent that the performance standards for the fiscal year in which the termination notice was delivered are met, and (b) Mariner shall receive his salary for the one-year period commencing with delivery of the termination notice, and, provided that the performance standards for the preceding fiscal year were met, the Company shall negotiate in good faith (taking into consideration that the performance standards had been achieved for the preceding fiscal year) a bonus amount and option vesting schedule for the one-year period that commences with delivery of the termination notice (which constitutes the final year of the Employment Period) that shall not be tied to the achievement of any performance standards. In the event the performance standards for the preceding fiscal year were only partially met, Mariner and the Company will negotiate in good faith a bonus and option vesting schedule with appropriate performance standards. Options not vested at the termination date pursuant to this Section 2.2(c) shall be immediately cancelled. In no event shall Mariner be entitled to receive any other salary, bonus, options or compensation of any kind hereunder.

     Should the Company terminate the Employment Period without cause, it shall have the right to cause Mariner to cease serving as President and Chief Executive Officer 30 days after delivery of such notice, in which case Mariner shall retain all rights to receive and vest options (subject to the preceding paragraph) as if he continued to serve for the one-year period following delivery of the notice and he shall have the option to either (a) receive his salary and bonus with respect to that one-year period paid either at such times as those amounts would be payable had he continued to serve or (b) receive a lump sum payment 30 days following receipt of such notice equal to 90% of his salary and bonus that would be payable had he continued to serve for that one-year period as payment in full for those amounts.

          (d) Voluntary Resignation.  In the event Mariner terminates the
              ---------------------
Employment Period without cause as of a date prior to the completion of a fiscal year, Mariner shall be entitled to receive his salary through that date and a pro rata share of both the bonus and the options granted pursuant to Section 2.2 for that fiscal year (based on the number of months that he served as Chief Executive Officer in that fiscal year), but only in the event and to the extent that the performance standards for that fiscal year were met. Options not vested at such termination date shall be immediately cancelled. In no event shall Mariner be entitled to receive any other salary, bonus, options or compensation of any kind hereunder.

                                      6.

     4.  Ownership of Intangibles.  Mariner hereby grants and assigns to the
         ------------------------
Company all of his right, title and interest in and to any ideas, designs, techniques, processes, trademarks, inventions and improvements related to the Company's business (collectively, "Inventions") conceived during the term of this Agreement, which Inventions relate to the business of the Company or any of its affiliates, or to actual or demonstrably anticipated research or development of the Company or any of its affiliates, or results from work performed by Mariner for the Company or any of its affiliates, together with all patents that are pending or have been issued in the United States and in all foreign countries during the term of this Agreement with respect to such Inventions (the "Proprietary Rights"). All such Proprietary Rights shall be the sole and exclusive property of the Company and shall remain such notwithstanding the subsequent termination of employment under this Agreement. To the extent that any Proprietary Rights or other ideas, designs, techniques, processes, trademarks, inventions or improvements used by the Company during the term of this Agreement rely upon or use patented or unpatented Inventions that Mariner has made or conceived prior to the date of this Agreement, Mariner hereby grants an exclusive, perpetual, royalty-free, worldwide license to use such Invention.

     5.   Confidential Information.  Mariner agrees that during the Employment
          ------------------------
Period, he will be dealing with proprietary, nonpublic and confidential information, including inventions and processes developed by the Company or any of its affiliates, relating to the present and prospective business, assets and good will of the Company or any of its affiliates (all of the foregoing referred to as "confidential information"). Without limiting the generality of the foregoing, it is understood that Mariner will have access to information regarding intellectual property of the Company or any of its affiliates, inventions and ideas under development by them, and information regarding the actual and prospective business and customers of the Company or any of its affiliates. Mariner agrees that he will not disclose to anyone, directly or indirectly, any of such confidential matters, or use them other than in the course of performing his obligations under this Agreement. All documents prepared by Mariner in connection with the services provided herein, and all confidential information (however embodied or recorded) that might be given to him are the exclusive property of the Company and shall be returned to the Company at its request. After termination of Mariner's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it in writing. Mariner acknowledges that such actions could cause irreparable harm to the Company and that the Company may obtain an injunction or other equitable relief to enforce this provision. Furthermore, upon termination of this Agreement, Mariner shall promptly deliver to the Company all books, memoranda, records and written data in original form of every kind relating to the business and affairs of the Company that may then be in his personal possession.

                                      7.

     6.   Noncompetition.
          --------------

          6.1  No Competing Activities.  Mariner agrees that, while he is
               -----------------------
employed by the Company, he shall not engage or participate in any state of the United States, directly or indirectly, either as an owner, partner, director, trustee, officer, employee, consultant, advisor or in any other individual or representative capacity, in any activity which is the same as, similar to or competitive in any manner with the business of the Company or its members or affiliates (herein, a "Competing Activity") or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest of less than 5% of any company whose securities are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or Nasdaq Small Cap Market). Mariner further agrees that in the event of a termination for good cause as set forth in Section 3.2 hereof or Mariner's election to terminate employment pursuant to Section 3.3 hereof, he shall not, for a two-year period following such termination of employment, engage in a Competing Activity or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest of less than 5% of any company whose securities are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or Nasdaq Small Cap Market).

          6.2  Reasonable Limitations.  Mariner acknowledges that, given the
               ----------------------
nature of the Company's business, the covenants contained in this Section 6 contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the legitimate business interests of the Company. If, however, this Section 6 is determined by any court of competent jurisdiction, or in any arbitration, as the case may be, to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court, or in such arbitration, as the case may be.

          6.3  Acknowledgement.  Mariner understands that the restrictions in
               ---------------
Section 6.1 hereof may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration hereunder and otherwise as an employee of the Company to justify such restrictions which, in any event, given his education, abilities and skills, Mariner does not believe would prevent him from earning a living.

                                      8.

     7.   Miscellaneous.
          -------------

          7.1  Modification and Waiver of Breach.  No waiver or modification of
               ---------------------------------
this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

          7.2  Assignment.  This Agreement shall inure to the benefit of and
               ----------
shall be binding upon the Company, its successors and assigns. The obligations and duties of Mariner hereunder are personal and not assignable, whether voluntarily or involuntarily or by operation of law or otherwise.

          7.3  Notices.  All notices and other communications required or
               -------
permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communication is to be given, in the case of (a) the Company, 9600 Topanga Canyon Boulevard, Chatsworth, California 91311, Attention: Secretary, or (b) Mariner, to the address set forth below his name on the signature page hereof. Any such party may change said party's address for purposes of this Section 7.3 by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

          7.4  Counterparts.  This instrument may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          7.5  Governing Law.  This Agreement shall be construed in accordance
               -------------
with, and governed by, the internal laws of the State of California.

          7.6  Arbitration; Legal Fees.  Any dispute with respect to this
               -----------------------
Agreement shall be resolved by binding arbitration pursuant to the rules of the American Arbitration Association. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                                      9.

          7.7  Savings Clause.  If any provision of this Agreement or the
               --------------
application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

          7.8  Complete Agreement.  This instrument constitutes and contains the
               ------------------
entire agreement and understanding concerning Mariner's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


MARINER:                                          THE COMPANY:

                                                  CHATCOM, INC.


/s/ James B. Mariner                              By: /s/ Richard Picheny
---------------------------                       --------------------------
James B. Mariner                                  Executive Vice President
                                                  and Secretary

Address:

177 RIVERSIDE AVE.
---------------------------
NEWPORT BEACH
---------------------------
CALIFORNIA  92663
---------------------------


                                      10.